UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2005
AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01	Entry into a Material Definitive Agreement.
On December 21, 2005 (the “Effective Date”), American Reprographics Company (“Company”), American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., and certain subsidiaries of American Reprographics Company, L.L.C., as guarantors entered into a Second Amended and Restated Credit and Guaranty Agreement with the lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, JPMorgan Securities, Inc. as joint bookrunner, and General Electric Capital Corporation, as administrative agent and collateral agent (the “Second Amended and Restated Credit Agreement”), which replaces the Company’s existing Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2005 (“First Amended and Restated Credit and Guaranty Agreement”).
The Second Amended and Restated Credit Agreement provides for senior secured credit facilities aggregating up to $310,600,000, consisting of a $280,600,000 term loan facility and a $30,000,000 revolving credit facility. On the Effective Date the Company used the proceeds from the incremental new term loan, in the amount of $157,500,000, to prepay in full all principal and interest payable under the Second Lien Credit and Guaranty Agreement, dated as of December 18, 2003, among American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as Guarantors, various lenders, and Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent (the “Second Lien Credit and Guaranty Agreement”). The remaining balance of the increased term loan facility of $50,000,000 is available for the Company’s use subject to the terms of the Second Amended and Restated Credit Agreement. The Company’s obligations are guaranteed by its domestic subsidiaries and, subject to certain limited exceptions, are secured by first priority security interests granted in all of the Company’s and the guarantor’s personal and real property, and 65% of the assets of its foreign subsidiaries. Term loans are amortized over the term with the final payment due June 18, 2009. Amounts borrowed under the revolving credit facility must be repaid by December 18, 2008.
The Company refinanced its debt structure to significantly reduce its current cost of debt. Under the prior facility, $157,500,000 of debt was priced at 6.875% above the prevailing Adjusted Eurodollar Rate. Under the new facility, the $157,500,000 will be priced at the same level as the Company’s first lien debt, or 1.75% above the prevailing Adjusted Eurodollar Rate. At this interest rate and outstanding balance this translates to a pre-tax interest savings to the Company of over $8 million per year.
Loans made under the credit facilities bear interest at one of two floating rates. These rates are selected by the borrower. The floating rates may be priced as either an Index Rate Loan or as Eurodollar Rate Loan. Term loans which are Index Rate Loans bear interest at the Index Rate plus .75%.
The Index Rate is defined as the higher of (i) the rate of interest publicly quoted from time to time by The Wall Street Journal as the base rate on corporate loans posted by the nation’s largest banks, and (ii) the Federal Reserve reported overnight funds rate plus .5%.
Term Loans which are Eurodollar Rate Loans bear interest at the Adjusted Eurodollar Rate plus 1.75%.
Revolving Loans which are Index Rate Loans bear interest at the Index Rate plus an Applicable Margin. Revolving Loans which are Eurodollar Rate Loans bear interest at the Adjusted Eurodollar Rate plus an Applicable Margin. The Applicable Margin is determined by a grid based on the ratio of the consolidated indebtedness of Company and its subsidiaries to the consolidated adjusted EBITDA (as defined in the credit facilities) of Company and its subsidiaries for the most recently ended four fiscal quarters and range between 2.00% and 2.75% for Eurodollar Rate Loans and range between 1.00% and 1.75% for Index Rate Loans.
The term loan facility is subject to scheduled amortization. In addition, any net proceeds received from (i) asset sales, (ii) insurance on account of any loss of any property or assets, or (iii) the incurrence of indebtedness for borrowed money, are required to be applied first to repay amounts outstanding under the term loan facility, then second, to repay amounts outstanding (and to permanently reduce commitments) under the revolving credit facility.
The credit facilities may be prepaid in whole or in part without premium or penalty.

The Second Amended and Restated Credit Agreement contains a number of covenants, including compliance with various financial ratios and tests such as minimum interest coverage, maximum leverage and minimum fixed charge coverage ratios and maximum consolidated capital expenditures. In addition, the credit facilities also limit the ability of the Company and its domestic subsidiaries to, among other things, incur debt, incur additional liens, make distributions on or repurchase equity, make certain investments, sell certain assets, enter into operating leases, engage in reorganizations or mergers, or change the character of its business. Certain of these covenants are subject to exceptions and materiality qualifiers. Events of default under the Second Amended and Restated Credit Agreement include payment defaults, defaults under other indebtedness, noncompliance with covenants, breach of representations or warranties, certain events of bankruptcy, judgment defaults, change of control, invalidity of any loan documents or provisions supporting the credit facilities, and defaults or events relating to the employee benefit plans of Company or any of its subsidiaries. Certain of the events of default are subject to exceptions and materiality qualifiers.
In the ordinary course of their respective businesses, some of the lenders under the Second Amended and Restated Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.
A copy of the Second Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s press release announcing the entry into the Second Amended and Restated Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On December 21, 2005, the Company paid all principal and interest payable under the Second Lien Credit and Guaranty Agreement, dated as of December 18, 2003, among American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as Guarantors, various lenders, and Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent (“Second Lien Credit and Guaranty Agreement”) and the Second Lien Credit and Guaranty Agreement was terminated. Please see the explanation under Item 1.01 Entry into a Material Definitive Agreement.
In the ordinary course of their respective businesses, some of the lenders under the Second Lien Credit and Guaranty Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Guaranty Agreement dated as of December 21, 2005 by and among American Reprographics Company; American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., or guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as sole lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, JPMorgan Securities, Inc., as joint bookrunner, and General Electric Capital Corporation, as administrative agent and collateral agent.

10.2	American Reprographics Company Press Release dated December 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2005	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Guaranty Agreement dated as of December 21, 2005 by and among American Reprographics Company; American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., or guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as sole lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, JPMorgan Securities, Inc., as joint bookrunner, and General Electric Capital Corporation, as administrative agent and collateral agent.

10.2	American Reprographics Company Press Release dated December 21, 2005